Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-119409) pertaining to the 2000 Equity Incentive Plan, as amended, the 2003 Stock Incentive Plan, as amended, and the 2004 Stock Incentive Plan,

Registration Statement (Form S-8 No. 333-125892) pertaining to the 2004 Stock Incentive Plan, as amended,

Registration Statement (Form S-8 No. 333-131037) pertaining to the 2004 Stock Incentive Plan, as amended,

Registration Statement (Form S-8 No. 333-133867) pertaining to the 2006 Employee Stock Purchase Plan,

Registration Statement (Form S-8 No. 333-156293) pertaining to the Cornerstone BioPharma Holdings, Inc. 2005 Stock Option Plan and 2005 Stock Incentive Plan,

Registration Statement (Form S-8 No. 333-161326) pertaining to the 2004 Stock Incentive Plan, as amended and restated,

Registration Statement (Form S-8 No. 333-168542) pertaining to the 2004 Stock Incentive Plan (as Amended and Restated May 20, 2010), and

Registration Statement (Form S-3 No. 333-166770) pertaining to a shelf registration to sell $94,950,000 of common stock, preferred stock and warrants;

of our report dated March 14, 2013, with respect to the consolidated financial statements and schedule of Cornerstone Therapeutics Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Raleigh, North Carolina

March 14, 2013